UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

CARDINAL ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53923	26-0703223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6037 Frantz Rd., Suite 103 Dublin, OH	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 459-4959

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On September 30, 2013 Cardinal Energy Group, Inc., (the “we”, “us”, “our”) entered into an amendment (the “Amendment”) to the previously disclosed August 19, 2013 purchase and sale agreement it entered into with Kansas Petroleum Resources, LLC, a Kansas limited liability company, an unrelated third party (“KPR”) (the “Purchase and Sale Agreement”) to purchase from KPR a 100% working interest in oil and gas leasehold assets, wells and other operational assets (the “Oil and Gas Assets”). Under the terms of the Amendment, the closing date for completion of the acquisition, the effective date of sale and completion date for certain due diligence by us was changed to October 31, 2013. All other terms and conditions of the Purchase and Sale Agreement remain the same.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment to Purchase and Sale Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Amendment to Purchase and Sale Agreement dated September 30, 2013 between Kansas Petroleum Resources, LLC and Cardinal Energy Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Date: October 4, 2013	By:	/s/ Timothy W. Crawford
Timothy W. Crawford, Chief Executive Officer

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